                                                                    EXHIBIT 10.5

                                      LEASE

                            FALSE CREEK RESEARCH PARK

                               1618 STATION STREET

                                 VANCOUVER, B.C.

                              DISCOVERY PARKS INC.

                                  ("Landlord")

                         ANGIOTECH PHARMACEUTICALS, INC.

                                   ("Tenant")

                                TABLE OF CONTENTS

SUMMARY OF LEASE.............................................................1
1.0   DEFINITIONS............................................................1
2.0   PREMISES...............................................................1
3.0   TERM...................................................................2
4.0   BASIC RENT.............................................................2
5.0   OPERATING EXPENSES AND TAXES...........................................4
6.0   ADDITIONAL RENT AND PRO RATA PORTION OF PAYMENTS.......................4
7.0   USE OF DEMISED PREMISES................................................5
8.0   TENANT IMPROVEMENTS AND INSTALLATIONS..................................5
9.0   LEASEHOLD IMPROVEMENT ALLOWANCE........................................6
10.0  COMPLETION.............................................................7
11.0  COVENANTS OF TENANT....................................................7
12.0  COVENANTS OF LANDLORD.................................................11
13.0  ALTERATIONS AND IMPROVEMENTS..........................................13
14.0  SUBORDINATION AND ESTOPPEL CERTIFICATE................................14
15.0  PROPERTY DAMAGE AND INDEMNITY.........................................15
16.0  ENVIRONMENTAL CONSIDERATIONS..........................................15
17.0  DAMAGE TO OR DESTRUCTION OF PREMISES..................................19
18.0  ACCESS TO DEMISED PREMISES............................................20
19.0  DEFAULT...............................................................21
20.0  DISTRESS..............................................................22
21.0  LANDLORD'S EXPENSES ENFORCING LEASE...................................22
22.0  WAIVER................................................................22
23.0  HOLD OVER.............................................................23
24.0  INABILITY TO PERFORM / FORCE MAJEURE..................................23
25.0  RULES AND REGULATIONS.................................................24
26.0  LANDLORD'S RIGHT TO PERFORM...........................................24
27.0  REMEDIES CUMULATIVE...................................................24
28.0  LANDLORD'S LIMIT OF LIABILITY.........................................25
29.0  USE OF COMMON AREAS/PARKING/CHEMICAL STORAGE..........................25
30.0  OPTION TO RENEW.......................................................26
31.0  RIGHT OF FIRST OPPORTUNITY............................................27
32.0  WHOLE OF AGREEMENT....................................................28
33.0  NOTICES AND REGISTRATION..............................................28
34.0  INTERPRETATION........................................................28
35.0  ADDITIONAL PROVISIONS.................................................29

SCHEDULE "A"  -  Definitions
SCHEDULE "B"  -  Offer to Lease
SCHEDULE "C"  -  Premises
SCHEDULE "D"  -  Building Parking Spaces
SCHEDULE "E" - Landlords' (Base Building) Work

                                      LEASE
                            FALSE CREEK RESEARCH PARK
                               1618 STATION STREET
                                 VANCOUVER, B.C.

                                SUMMARY OF LEASE

Landlord:                    DISCOVERY PARKS INCORPORATED
                             602 - 1401 West Broadway
                             Vancouver, B.C. V6H 1H2

Tenant:                      ANGIOTECH PHARMACEUTICALS INC.
                             2620 - 1055 West Georgia Street
                             Vancouver, B.C.  V6E 3R5

Premises:                    3rd, 4th and 5th floors of the Building at 1618
                             Station Street, Vancouver, B.C.

Rentable Area of Premises:   52,100 square feet (subject to Section 4.3)

Term:                        10 years from the Commencement Date

Commencement Date:           June 1, 2002, subject to completion of improvements

Fixturing Period:            Not applicable

Basic Rent:

                                     Annual Basic Rent        Monthly Basic Rent
                                     -----------------        ------------------
Years 1 - 5                                 $1,190,485                $99,207.08
                              ($22.85 per square foot)
Years 6 - 10                                $1,242,585               $103,548.75
                              ($23.85 per square foot)

Leasehold Improvement

Allowance:          $50 per sq. ft. of Rentable Area for 4th and 5th flrs.
                    (34,730 sq. ft.)
                    $45 per sq. ft. of Rentable Area for 3rd flr.
                    (17,370 sq. ft.)

Parking:            -70 Surface stalls at $60 per month
                    -47 Covered stalls at $90 per month (being all the parking stalls in the Building)
                    -3 visitors stalls for Tenant's visitors

Renewal Options:    Two Options to Renew for terms of five years each

                                      LEASE
                            FALSE CREEK RESEARCH PARK
                               1618 STATION STREET
                                 VANCOUVER, B.C.

            THIS LEASE made effective as of the 20th day of December, 2001.

BETWEEN:

            DISCOVERY PARKS INCORPORATED, duly incorporated under the laws of the Province of British Columbia under Incorporation No. 173252 and having an office at #602 - 1401 West Broadway, Vancouver, British Columbia, V6H 1H6

            (the "Landlord")

AND:

            ANGIOTECH PHARMACEUTICALS, INC., duly incorporated under the laws of the Province of British Columbia under Incorporation No. 0374228 and having its registered and records office at 2620-1055 West Georgia Street, Vancouver, British Columbia, V6E 3R5

            (the "Tenant")


            WITNESSES that in consideration of the rents, covenants and agreements herein contained the Landlord hereby demises and leases the Premises to the Tenant on the following terms, conditions and covenants:

1.0         DEFINITIONS

1.1         The definitions in Schedule "A" apply to this Lease.

2.0         PREMISES

2.1 The Landlord hereby leases the Premises, being the third, fourth and fifth floors of the Building at 1618 Station Street, comprising an estimated Rentable Area of 52,100 square feet as shown and described in Schedule "C" attached hereto, to the Tenant and the Tenant leases the Premises from the Landlord for the Term.

3.0         TERM

3.1 The term of this Lease shall be ten (10) years commencing on the Commencement Date.

4.0         BASIC RENT

4.1 The Tenant shall pay the Landlord at its office at #602 - 1401 West Broadway, Vancouver, B.C., V6H 1H6, or at such other place as the Landlord may direct in writing, Basic Rent for Premises in the sum set out hereunder together with applicable goods and services tax, payable in advance on the first day of each and every month of the Term as follows:

                                                       MONTHLY BASIC
               PERIOD           ANNUAL BASIC RENT          RENT
               ------           -----------------      -------------
              Years 1-5           $1,190,485.00          $99,207.08
                               (based on a rate of
                             $22.85 per square foot)

            Years 6 - 10          $1,242,585.00         $103,548.75
                               (based on a rate of
                             $23.85 per square foot)

Notwithstanding the foregoing:

      (a) in respect of the 34,730 square feet of Rentable Area of the 4th and 5th floors of the Premises, the Tenant shall not be obliged to pay Basic Rent for the first three (3) full months and the 13th to 15th months inclusive of the Term, but shall pay Operating Expenses and Taxes during such months; and

      (b) in respect of the 17,370 square feet of Rentable Area of the 3rd floor of the Premises, the Tenant shall not be obliged to pay Basic Rent, Operating Expenses and Taxes for the first six (6) full months of the Term and shall not be obliged to pay Basic Rent for the 13th, 14th, 15th, 16th and first one-half of the 17th months of the Term, but shall pay Operating Expenses and Taxes during such months.

4.2 The Landlord acknowledges receipt from the Tenant of a deposit of $206,613.26, which shall be paid to the Landlord on execution of this Lease and, together with interest, applied on account of the payment of Basic Rent, Operating Expenses, Taxes and GST for the fourth and last months of the Term. The deposit shall be placed in an interest bearing account with a Canadian chartered bank by the Landlord and interest shall be accrued to the Tenant until the deposit is applied to the payments of Rent set out in this paragraph 4.2. Any balance remaining after the last payment is made shall be forthwith paid to the Tenant.

4.3 The Landlord shall cause the actual Rentable Area of the Building and the Premises to be determined within 30 days after substantial completion of the Building by a registered land surveyor appointed by the Landlord. Upon such determination, the Rent shall be adjusted accordingly on the basis of the actual Rentable Area of the Premises. The surveyor's determination of Rentable Areas shall be binding upon the parties for the purpose of this Lease except for manifest error.

4.4 This Lease shall be an absolutely net lease and the Rent shall be net to the Landlord and shall be paid without set-off, abatement, deduction or counterclaim whatsoever. Notwithstanding the generality of the foregoing, the Tenant shall not be required to pay for or contribute towards any of the following:

      (a) corporation capital tax or income tax of the Landlord or other owner of the Lands;

      (b) costs incurred as a result of the negligent act or omission of the Landlord or those for whom the Landlord is in law responsible;

      (c) costs covered by the insurance which the Landlord has effected or is required to effect pursuant to this Lease;

      (d)   costs of a structural or capital nature; or

      (e) payments pursuant to the Landlord's mortgage or payments of any ground rentals.

4.5 The Tenant shall not be required to pay Rent prior to the Commencement Date except to the extent the Tenant at its sole election, is in occupancy of any and carrying on business in any portion of the Premises and in which event Rent shall be payable in respect of such portion of the Premises from the earlier of the date the Tenant takes occupancy or commences business operations therein. In the event of force majeure as set out in Section 24.0, the abatement of Rent set out herein shall commence upon the expiration of the period of force majeure.

5.0         OPERATING EXPENSES AND TAXES

5.1 The Tenant will promptly pay the Tenant's Taxes as they become due and shall pay goods and services taxes applicable to Rent when due.

5.2 If the Landlord is required by lawful authority or considers it desirable to pay the Tenant's Taxes which the Tenant fails or neglects to pay, the Tenant will pay the amount thereof to the Landlord forthwith after written request thereof.

5.3 The Tenant will pay to the Landlord its Proportionate Share of Operating Expenses and its Proportionate Share of Taxes in 12 equal monthly installments concurrently with the monthly payments of Basic Rent as and when required hereunder. The Landlord may, at its option, from time to time estimate the amount which may be payable by the Tenant pursuant to this Section 5.3 for periods no greater than 12 months and the Tenant will pay its Proportionate Share of such estimated amounts to the Landlord monthly. The Landlord shall, within 90 days of its year-end, provide the Tenant with annual statements as to Operating Expenses and Taxes paid by the Tenant during the year. The Landlord will, at the Tenant's request by written notice given within 6 months after receipt of such statements , permit the Tenant to review invoices relating to those Operating Expenses contained in the annual statements at a time or times convenient to the Landlord, acting reasonably.

5.4 Within 30 days after determination of the actual Operating Costs and Taxes the Landlord will refund to the Tenant the amount of any overpayment by the Tenant or the Tenant shall pay the Landlord the amount of any underpayment by the Tenant by reason that the monthly installments paid by the Tenant differ from the actual amounts payable by the Tenant.

5.5 The certificate of an independent certified accountant appointed by the Landlord will in the event of a dispute be conclusive and binding upon the Landlord and the Tenant as to any amount payable from time to time under this
Section 5.0 except for manifest error. If the accountant determines the Landlords records were in error by greater than 3%, the costs of obtaining such certificate shall be borne by the Landlord and if the records were correct or in error by less than 3%, such costs shall be borne by the Tenant.

6.0         ADDITIONAL RENT AND PRO RATA PORTION OF PAYMENTS

6.1 Any money payable by the Tenant to the Landlord hereunder other than the Basic Rent expressed in Section 4.1 and other than goods and services taxes, is deemed to be Rent and is paid as Additional Rent and is collectible as such and, in the absence of any other provisions hereunder, is payable with the next ensuing monthly installment of Rent.

6.2 If the Term will commence or cease on a day other than the commencement or end of any period contemplated herein or if any money is payable hereunder for a period less than that contemplated in relation thereto, the Tenant will pay to the Landlord its Pro Rata Portion of the Rent or such payment for the period.

7.0         USE OF DEMISED PREMISES

7.1 The Tenant will use the Premises for office and wet lab uses (including kitchen facilities for staff use) and for no other purpose without the written consent of the Landlord (not to be unreasonably withheld) and, subject to the provisions of Section 11.11 of this Lease, will not permit any part of the Premises to be used or occupied by any persons other than the Tenant, its employees and invitees.

8.0         TENANT IMPROVEMENTS AND INSTALLATIONS

8.1 The Tenant's Work undertaken by the Landlord and any other improvements undertaken by the Tenant shall be completed in accordance with the terms of the Offer to Lease and the schedules thereto.

8.2 Without limiting the generality of the foregoing, the Landlord shall not commence Tenant's Work until the budget, plans and specifications for it and the list of subtrades to be engaged in constructing the Tenant's Work have been approved by the Landlord and Tenant in writing. The Landlord and the Tenant agree to act reasonably and without delay in reviewing such material.

8.3 During the Term and any renewals, the Tenant shall be entitled to install antennae, satellites and other similar telecommunication devices on the roof of the Building at no additional charge, and to run necessary cabling through the Building to service such equipment, provided such location of such equipment does not interfere with devices previously installed. Any installation by the Tenant of antennae, receivers, transmitters or other equipment on the roof or exterior of the Building or any installation of or connections to data or communications systems in the Building shall be subject to approval by the Landlord (acting reasonably) as to location, method of instalment, and satisfactory confirmation from the Tenant and its consultants that no such installations will cause material interference in the operation of any Building systems or prior installations made by other tenants in the Building. The Tenant shall pay the

Landlord the reasonable cost of any technical consulting review required by the Landlord in respect of such installations. Any installations which cause material interference with Building systems or prior installations made by other tenants shall be remedied or removed forthwith upon demand by the Landlord and, if the Tenant fails to do so, the Landlord may on 7 days notice to the Tenant cause them to be removed at the Tenant's cost. Access to roof and other Building areas containing Building systems shall be subject to rules and regulations established by the Landlord from time to time. The Landlord will not charge rent or licence fees to the Tenant or the service provider for the use and installation of equipment and antennae on the roof or extension of the Building or for providing space for any related connections or supporting equipment.

9.0         LEASEHOLD IMPROVEMENT ALLOWANCE

9.1 The Landlord shall contribute to the cost of the Tenant's Work to a maximum amount of $50 per square foot of the 34,730 square feet of Rentable Area of the Premises located on the 4th and 5th floors, and $45 per square foot of the 17,370 square feet of Rentable Area of the Premises located on the 3rd floor (the "Leasehold Improvement Allowance"). The Landlord shall make the contribution by paying the costs of Tenant's Work performed by the Landlord including third party costs of all plans, permits, materials and labour for design, construction and installation of Tenant's Work, course of construction insurance on the Tenant's work (which insurance the Landlord shall affect), and voice data cabling up to the amount of the Leasehold Improvement Allowance. Any additional costs incurred in completing Tenant's Work shall be paid by the Tenant within 30 days after receipt of invoices for such work from the Landlord.

9.2 If the costs of the Tenant's Work is less than the amount of the Leasehold Improvement Allowance, the unused portion of it shall be credited by the Landlord to the payment of Basic Rent first due after the Commencement Date in the form of free rent in addition to any other free rent provided for herein.

9.3 The Landlord shall provide the Tenant with monthly reports on the progress of completion and state of accounts during the period of constructing the Tenant's Work and shall provide a full accounting of such costs within 60 days after completion of the Tenant's Work. The Tenant and its authorized representatives shall have access at all reasonable times to the contracts and financial records of the Landlord relating to the Tenant's Work for purposes of verifying the costs thereof. In the event of any dispute as to costs, the opinion of the Landlord's independent auditor as to costs shall be final and binding upon the Landlord and Tenant, except for a manifest error.

10.0        COMPLETION

10.1 The Landlord and Tenant acknowledge and agree that the provisions of paragraph 9 of the Offer to Lease in respect of Late Completion of the Landlord's (Base Building) Work and the Leasehold Improvements (herein called Tenant's Work) and the provision's of Section 16 of the Offer, and the provisions of the 2nd paragraph of Section 12 of the Offer, remain in full force and effect and binding on the parties and are incorporated by referenced into this Lease. For purposes of such provisions "Completed for Occupancy" has the meaning described in Section 31 of the Offer to Lease.

11.0        COVENANTS OF TENANT
            The Tenant covenants with the Landlord:

11.1        To pay Rent as and when due;

11.2 To pay the cost of electricity, gas and other utilities used within the Premises, such cost to be paid by the Tenant as and when due.

11.3 Subject to Section 17.0, to repair the Premises, reasonable wear and tear, structural repairs, and damage by fire, lightning and other casualties against which the Landlord is insured only excepted. Notwithstanding anything herein contained to the contrary, the Tenant shall not be required to attend to maintenance or repairs caused by or attributed to any of the following:

      (a)   reasonable wear and tear;

      (b) the negligent act or omission of the Landlord or those for whom the Landlord is in law responsible;

      (c)   structural repairs, replacements or maintenance; or

      (d) damage covered by the insurance which the Landlord has effected or is required to effect pursuant to this Lease.

11.4 That the Landlord may on 3 days notice to the Tenant enter and view the state of repair and that the Tenant will repair according to notice save as aforesaid.

11.5 That the Tenant will leave the Premises in good repair, save as aforesaid.

11.6 That if the Tenant fails to repair in accordance with the provisions hereof, the Landlord may on 10 days' prior written notice, except in the case of an emergency enter the Premises and make the required repairs and, for that purpose, the Landlord may bring and leave on the Premises all necessary tools, material and equipment and the Landlord will not be liable to the Tenant for any inconvenience, loss, injury or damages suffered by the Tenant thereby, unless caused by the negligence of the Landlord or those for whom the Landlord is responsible at law, and the expense of such repairs will be borne by the Tenant which will pay it to the Landlord forthwith on demand.

11.7 To restore forthwith at its expense broken or damaged windows on the Premises from time to time, unless damaged by the Landlord or those for whom it is in law responsible or as a result of faulty design or installation.

11.8 Not to do, suffer or permit any act or neglect which may in any manner directly or indirectly cause injury to the Premises or to the Building of which the Premises form a part or to any fixtures or appurtenances thereof, or which may be or become a nuisance to any of the occupants of the Building or which may in the opinion of the Landlord render the Building or any part thereof less desirable or injure the reputation thereof as a first-class office building.

11.9 Not to exhibit signs of any nature on exterior walls, doors or windows of the Premises without the prior written approval of the Landlord, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, and subject to Section 12.6, the Tenant will be allowed to display the Tenant's name in prominent exterior signage on the Building, pedestal signage adjacent to the entrance of the Building, and on the standard building directory signage to be provided by the Landlord in the Building lobby in a manner to be consistent with a first class office building and wet lab. Any other signage shall be subject to the approval of the Landlord (not to be unreasonably withheld) and, where applicable, the City of Vancouver or any governing authorities. Except for standard building directory signage, the Landlord shall not permit any other tenant to have exterior signage including (without limitation) exterior signage on the Building or pedestal signage. Further, except for standard building directory signage, all interior signage within the ground floor lobby area shall be subject to receipt of the Tenant's prior consent, such consent not to be unreasonably withheld.

11.10 Not to do or permit anything to be done whereby any policy of insurance on the Building or any part thereof placed by the Landlord or any other tenant in the Building may become void or voidable or whereby the premium thereon may be increased. If the Tenant is in breach hereof and as a result of such breach any premium of any such policy is increased, the Tenant will forthwith pay to the Landlord the amount of the increase in such premium, provided that nothing herein will limit any other remedy of the Landlord or any other tenant.

11.11 Not to assign or sublet the Premises in whole or in part without the prior consent in writing of the Landlord, such consent not to be unreasonably or arbitrarily withheld or delayed. The Tenant, at the time the Tenant requests the consent of the Landlord shall deliver to the Landlord such information in writing as the Landlord may reasonably require respecting the proposed assignee or subtenant. No such assignment or subletting, whether consented to by or not by the Landlord, will:

            (a) in any manner release the Tenant from any covenant to be observed or performed by it, and

            (b) be made to any person, firm, partnership or corporation carrying on any business which the Landlord is obliged to restrict by reasons of any other lease or contract relating to the Building.

The Landlord shall not be entitled to any excess rent obtained from any such assignment or sublease.

11.12 Notwithstanding anything herein contained to the contrary, the Tenant may, without the consent of the Landlord, but not before giving notice to the Landlord, assign or sublet this Lease, as part of or in connection with:

            (a) an internal corporate reorganization of the Tenant's affairs, provided that this Lease is assigned or sublet to a legal entity associated or affiliated with the Tenant; or

            (b)         as part of a public offering or distribution.

Further the Landlord shall not in any way restrict the Tenants right to sublet all or a portion of the Premises unless the proposed subtenant is not in the Landlord's opinion, acting reasonably, a suitable tenant in a biotech or wet-lab building.

11.13 To keep the Premises free of rubbish and debris at all times and to provide proper and sufficient receptacles for waste.

11.14 To abide by and comply with all laws, rules and regulations of every municipal or other authority which in any manner relate to or affect the business of the Tenant or the use of the Premises by the Tenant.

11.15 To pay the Landlord all charges for maintenance and cleaning of electrical and lighting fixtures and fittings in the Premises and the same is included in "Operating Expenses" herein. The Landlord will have the exclusive right to attend to such maintenance and cleaning and may adopt a system of periodical renewals on a group basis in accordance with good practice in this respect, subject to compliance with reasonable maintenance and cleaning protocol established by the Tenant for both security and operational reasons.

11.16 To maintain at the Tenant's sole expense but for the common benefit of the Landlord and the Tenant:

      (a) comprehensive general public liability insurance including bodily injury, death and property damage, with respect to the use of the Premises and the Tenant's use and occupancy thereof in an amount not less than $2,000,000 and such insurance shall include the Landlord as an additional insured;

      (b) "all risks" insurance on the Tenant's improvements and all contents of the Premises to 90% of the new replacement cost thereof;

and such insurance to be in form and with insurers acceptable to the Landlord and the Tenant will deliver promptly to the Landlord a certificate of insurance for each such policy of insurance if so required by the Landlord.

11.17 To immediately advise the Landlord and do all things necessary to remove any dangerous condition from time to time existing on the Premises arising as result of the act of or omission of the Tenant, its agents or servants.

11.18 To indemnify and hold harmless the Landlord from and against all actions, causes of action, suits, claims, demands, damage, expense, liens or rights of lien whatsoever arising out of the occupancy of the Premises hereunder save for negligence of the Landlord and those for whom the Landlord is at law responsible and further save for any loss or damage covered by insurance effected by or required to be effected by the Landlord.

11.19 To pay to the Landlord interest at 5% per annum above the rate of interest declared from time to time by the main branch of HSBC Bank Canada as its `prime rate', compounded annually, on any amount not paid as and when due hereunder until paid.

12.0        COVENANTS OF LANDLORD
            The Landlord covenants with the Tenant:

12.1        For quiet enjoyment of the Premises.

12.2 To complete the building of which the Premises form a part, including the Landlord's (Base Building) Work in accordance with the requirements and the specifications set out or contemplated in Section 11 of the Offer to Lease, and the Tenant's Work in accordance with the Offer to Lease and the plans and specifications therefore prepared by the Tenant's designer and approved by the Landlord and Tenant, diligently and in a good and workmanlike manner. The Landlord shall use its best efforts to have Completed for Occupancy the Landlord's (Base Building) Work and Tenant's Work by May 29, 2002 resulting in a Commencement Date of July 1, 2002. If the Tenant desires to remove from or alter the Landlord's (Base Building) Work any item or category of items within the Premises or to the base building systems, the Tenant shall provide the Landlord with written notice specifying in reasonable detail the requested change or alteration. The Landlord shall within 7 days of receipt of such notification, advise the Tenant in writing of the credit or exchange in value the Landlord is prepared to give to the Tenant in exchange for such requested change or alteration in the Landlord's (Base Building) Work, and the Tenant shall have a further 7 days to advise the Landlord whether it accepts such credit or exchange in value in exchange for the requested change or alteration. If the parties are unable to agree on the appropriate exchange or credit for the Tenant's required alteration, then the appropriate exchange or credit shall be determined by arbitration. Attached as Schedule "E" is a copy of the plans and scope of work prepared by the Landlord for certain parts of (but not all of) the Landlord's (Base Building) Work, and agreed upon mechanism for construction of the Tenant's improvements and certain proposed changes from Clause 11 of the Offer to Lease (with corresponding identified credits or exchanges yet to be provided by the Landlord, and yet to be agreed to by the Tenant). Any changes to the documents and plans identified in Schedule "E" or to the specifications in clause 11 of the Offer to Lease shall be subject to receipt of the Tenant's prior written approval. If there is a conflict between the provisions of Section 11 of the Offer to Lease and the plans and scope of work attached as Schedule "E", the provisions of such Section 11 shall govern, and any item or work identified in Section 11 and not reflected in the plans and specifications shall be addressed either by further plans and specifications or by an appropriate credit or exchange, in both cases subject to the Tenant's consent.

12.3 To supply water and other utilities to the Premises (and to cause electricity, gas, and if appropriate, water service utilities to be separately metered to the Premises) for the normal and reasonable requirements of the Tenant and at the Tenant's expense without, in any case, being liable for any loss, damage or inconvenience resulting from failure of the supply of utilities to the Building, unless caused by the negligence of the Landlord or those for whom it is in law responsible.

12.4 To provide, maintain and operate during Normal Business Hours and during such other times and days as requested by the Tenant an efficient heating, ventilating and air conditioning system in the Building.

12.4A       To attend to all repairs to the structure of the Building, all capital expenditures, all repairs caused by the negligent act or omission of the Landlord or those for whom the Landlord is in law responsible, and repairs covered by the Landlord's insurance, all at the Landlord's cost.

12.4B       To provide at all times during the Term and during construction of the Building, unless otherwise deemed necessary by the Landlord and Tenant, 24 hours per day/ 7 days per week security for the Building and the Lands, and to permit card access to the Building outside normal business hours by monitored card access.

12.5 To take out or cause to be taken out and keep or cause to be kept in full force and effect:

      (a) "all risk" insurance on the Buildings and improvements in an amount such as would be carried out by a prudent owner, subject to such deductions and exceptions as the Landlord (acting reasonably) may determine, against fire and such other hazards covered by policies normally in use from time to time for buildings and improvements of a similar nature similarly situated; and

      (b) comprehensive public liability insurance in respect of the Building of a kind and in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Landlord may determine;

provided that nothing herein shall prevent the Landlord from insuring with broader coverage. Each of the Landlord and Tenant hereby waives all claims for recovery from the other for any loss or damage to any of his, her or its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. The parties further agree to use all reasonable efforts to have any and all material damage insurance which may be carried endorsed with the following subrogation clause:

            "Any release from liability entered into by the insured prior to loss shall not affect the right of the insured to recover."

12.6 To name the Building "The Angiotech Pharmaceuticals Building" or such other name approved by the Landlord, acting reasonably, as the Tenant may select from time to time during the Term or any renewal term. The Landlord shall construct and provide for the Tenant all Building and directory signs (other than those referenced in Section 11.9) in a manner consistent with a AAA class office and wet lab building.

12.7 During the Term and any renewals, not to permit a restaurant, cafe or similar amenities in the Building that attract public traffic without the Tenant's written consent.

13.0        ALTERATIONS AND IMPROVEMENTS

13.1 Save for the installation of trade fixtures and furnishings and completion of the Tenant's Work, the Tenant will make no alterations, installations, removals, additions or improvements in or about the Premises without the Landlord's prior written consent, which consent will not be unreasonably withheld or delayed. Unless otherwise herein provided, such work shall be done at the Tenant's sole expense and at such times and such manner as the Landlord may reasonably approve. Notwithstanding the foregoing, the Landlord's consent shall not be required if the alterations, improvements or additions are non-structural or non-utility in nature and do not exceed $40,000.00 in any twelve month period.

13.2 The Tenant will not suffer or permit any builders' liens to be filed against the interest of the Landlord in the Land or the Premises by reason of work, labour, services or material supplied or claimed to have been supplied to the Tenant or for which the Tenant may be in any way obligated, and if any such builders' lien are at any time filed against the Land or the

Premises, the Tenant will cause them to be discharged from title within 20 days of the date the Tenant has knowledge of such filing.

13.3 All articles of personal property and all business and trade fixtures, machinery, equipment and furniture owned or installed by the Tenant at the expense of the Tenant in the Premises will remain the property of the Tenant and may be removed by the Tenant at any time during the Term, provided that the Tenant at its expense will repair any damage to the Premises or the Building caused by such removal of the original installation.

13.4 The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures, machinery and equipment, furniture, movable partitions, owned or installed by or on behalf of the Tenant after the commencement of the Term and any unmovable partitions installed by the Tenant without the Landlord's prior written consent at the expiration of this Lease in which event such removal is done at the Tenant's expense and the Tenant will, at its expense, repair any damage to the Premises or to the Building caused by such removal.

13.5 If the Tenant does not remove the property set out in Section 13.4 forthwith after written demand by the Landlord, such property will, if the Landlord elects, be deemed to become the Landlord's property and the Landlord may remove the same at the expense of the Tenant and the cost of such removal will be paid by the Tenant forthwith to the Landlord on written demand and the Landlord will not be responsible for any loss or damage to such property because of such removal.

14.0        SUBORDINATION AND ESTOPPEL CERTIFICATE

14.1 This Lease will, at the request of the Landlord, be made subject and subordinate to all mortgages which now or hereafter during the Term is recorded in the appropriate Land Title Office as a mortgage against the Land and Premises. The Tenant will execute promptly from time to time any assurance the Landlord may properly require to confirm this subordination with respect to any mortgage now or hereafter recorded. While the Tenant may be required to subordinate its rights under this Lease in favour of any mortgagee or other chargeholder as requested by the Landlord, the Landlord shall first use its best efforts to obtain a non-disturbance agreement in favour of the Tenant from such mortgagee or chargeholder on terms and conditions satisfactory to the Tenant acting reasonably to ensure there is no disturbance of the Tenant's occupation and possession provided the Tenant is not in default under this Lease.

14.2 Whenever required by any mortgagee or a trustee on behalf of a Mortgagee of any mortgage contemplated in Section 14.1, the Tenant will attorn to and become a tenant or licensee of such mortgagee or trustee or any purchaser from the mortgagee or trustee in the event of an exercise by the Mortgagee or Trustee of its power of sale in the mortgage set out, for the then unexpired residue of the Term upon all of the terms and conditions hereof.

14.3 Within 10 business days after each request by the Landlord, the Tenant will deliver to the Landlord and to any person designated by the Landlord, a certificate in the form provided by the Landlord stating the particulars of this Lease and the status of the payments and the performance of covenants hereunder.

15.0        PROPERTY DAMAGE AND INDEMNITY

15.1 The Landlord will not be liable for any injury or damage to persons or property resulting from fire, explosions, failing plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place unless caused by the negligence of the Landlord, its servants or agents, or those for whom the Landlord is responsible at law.

15.2 Except to the extent covered by insurance effected or required to be effected by the Landlord, the Tenant will reimburse and indemnify and save harmless the Landlord for and from all expense, damages, loss or fines incurred or suffered by the Landlord by reason of any breach, violation or nonperformance by the Tenant of any covenant or provision of this Lease or by reason of damage which is caused by the Tenant, its servants or agents.

15.3 The Tenant will give the Landlord immediate notice in case of fire or accident in the Premises or in the Building of which the Tenant is aware.

16.0        ENVIRONMENTAL CONSIDERATIONS

16.1 The Tenant must not at any time cause or allow any Hazardous Substance to be generated, created, used, stored, treated, transferred, transported or disposed of on the Premises except in compliance with all Laws and the Tenant's Environmental Management Plan and shall not use the Premises in any manner which, in whole or in part, would cause the Land to be a contaminated site or similar designation under any Law.

16.2 Prior to the Commencement Date, the Tenant shall prepare and deliver to the Landlord the Tenant's Environmental Management Plan.

16.3 The Tenant shall provide the Landlord with a copy of any Tenant Protocol required by the Tenant's Environmental Management Plan.

16.4 If there is a Release of a Hazardous Substance on or about the Premises as a result of an act or omission of the Tenant, the Tenant will follow the remedial procedures set out in the applicable Tenant Protocol. If the Release has the potential to Pollute the Land or poses a risk to persons in or about the Land, the Tenant will forthwith notify the Landlord of the Release and the remedial action being taken by the Tenant.

16.5 If the Landlord (acting reasonably) has reason to believe that the Tenant has caused any Release of a Hazardous Substance on or about the Premises, and in any event within 60 days of the second and every alternate anniversary of the Commencement Date during the Term and any renewal thereof, if requested by the Landlord in writing, and within 60 days of the expiry of the Term, the Tenant will cause an Audit to be performed and deliver a copy of that Audit of the Premises to the Landlord. If the Audit includes remedial measures to be followed by the Tenant to ensure future compliance with the Tenant Protocols, the Tenant will be obliged to enact such remedial measures.

16.6 The Tenant shall be responsible at its sole expense for remediation of any Pollution of the Land or Building caused by a Release by the Tenant of a Hazardous Substance. The Tenant will indemnify and save harmless the Landlord from any cost, damage, loss or liability reasonably incurred, or suffered, by the Landlord as a result or in respect of any Pollution of the Land or Building caused by the Tenant. This indemnity will survive the expiry or earlier termination of this Lease.

16.7 The Landlord shall be responsible at its sole expense for remediation of any Existing Pollution, in a reasonable and timely manner and the Tenant shall promptly notify the Landlord of the presence of any Existing Pollution in the Premises of which it is aware. The Landlord will indemnify and save harmless the Tenant from any cost, damage, loss or liability reasonably incurred, or suffered, by the Tenant as a result or in respect of any Existing Pollution. This indemnity will survive the expiry or earlier termination of this Lease.

16.8 If there is an intermingling of Pollution caused by the Tenant and Existing Pollution, the Landlord and the Tenant will share the costs of remediating such intermingled

Pollution based on a reasonable allocation determined in accordance with the allocation principles in the Waste Management Act.

16.9 If the Landlord is required by any Authority to determine whether the Land and Building are Polluted or to take Remedial Action regarding Pollution of the Land or Building:

      (a) the Landlord shall notify the Tenant and provide it with a copy of all materials received from the Authority with respect to the Pollution and Remedial Work;

      (b) the Landlord and the Tenant, each acting reasonably, shall cooperate with each other to challenge any aspect of the order of the Authority which either party reasonably believes is incorrect or unjustified and to negotiate with the Authority Remedial Action that is acceptable to the Landlord and the Tenant, each acting reasonably;

      (c) if the Pollution has been caused by the Tenant, the Tenant shall take any Remedial Action which the Authority ultimately requires be taken; and

      (d) if the Pollution has not been caused by the Tenant, the Landlord shall take any Remedial Action which the Authority ultimately requires be taken.

16.10 If the Landlord is required by any Authority to take Remedial Action regarding Pollution of the Land or Building not caused by the Tenant, the Landlord or its respective employees and agents may enter the Premises and may:

      (a) perform any audits, investigations and surveys the Landlord or any Authority considers necessary to determine better the nature and extent of the Pollution and the necessary Remedial Action; and

      (b) take any Remedial Action any Authority requires be taken and the Tenant must permit the Landlord, its employees and agents including the Landlord's Consultant to have that access to the Premises which is reasonably necessary in the opinion of the Landlord to enable it to comply with the requirements of any Authority and to take Remedial Action, provided that the Landlord will take all reasonable steps to minimize the effect of such work on the Tenant and its business. The Landlord shall not enter the Premises for any such purpose without providing at least 48 hours' written notice and specifying a particular time when it proposes to enter the Premises so that the Tenant may arrange any appropriate escort. The provisions of Section 11.6 of this Lease shall apply to any entry into the Premises permitted by this Section 16.10.

            Notwithstanding anything herein to the contrary, during any period of repair or alteration by the Landlord to the Premises or the Building, Annual Basic Rent and Additional Rent payable hereunder shall abate if the Tenant is prevented from carrying on business from the Premises for more than one business day.

            In exercising the foregoing rights, the Landlord shall use its best efforts:

      (i)   not to reduce convenient access to the Premises;

      (ii) not to unreasonably interfere with the business operations of the Tenant in the Premises;

      (iii) to complete its work as expeditiously as possible under the circumstances and during non-business hours wherever possible;

      (iv) expect in the case of an emergency, to provide the Tenant with reasonable prior written notice of the exercise of any rights which are likely to interfere with the Tenant's quiet enjoyment of the Premises; and

      (v) to ensure there is no interruption with the supply of utilities and services.

16.11 The Tenant shall cooperate with the Landlord in the provision of such information at the times and in the form required by the Landlord, acting reasonably, to ensure the proper monitoring and supervision of the Land and Building with respect to Pollution.

16.12 At the expiry or earlier termination of this Lease the Tenant shall remove at its sole cost and expense any Hazardous Substances which the Tenant has stored within the Premises.

16.13A      Landlord's Representations and Warranties - The Landlord represents and warrants to the Tenant that as of the Commencement Date, the Lands and the Building shall be free of Hazardous Substances, except in amounts which are permissible under environmental laws. The Landlord shall deliver to the Tenant within 7 days of the execution of this Lease a copy of all environmental audits and other similar reports in the Landlord's possession respecting the Lands.

16.13B      Landlord's Covenants and Indemnity - The Landlord covenants and agrees as follows:

      (a) not to use the Lands or permit the Lands to be used for the sale, storage, manufacture, handling, disposal, treatment, use or any other dealing with any Hazardous Substances, except in compliance with environmental laws;

      (b) at its own cost, to cause the Lands to comply with environmental laws and to use its best efforts to cause any tenants or other occupants of premises at the Lands to comply with environmental laws in the use and occupancy of their premises at the Lands; and

      (c) to indemnify the Tenant and its shareholders, directors, officers, employees, agents, subtenants, successors and permitted assigns, from any and all liabilities, actions, damages, claims, remediation cost recovery claims, losses, costs, orders, fines, penalties and expenses whatsoever ( including all consulting and legal fees and expenses on a solicitor-client basis and the cost of remediation of the Premises or any adjacent property) arising from or in connection with:

            (i) any breach of or non-compliance with the provisions of this Article by the Landlord; or

            (ii) any release or alleged release of any Hazardous Substances at or from the Lands related to or as a result of any pre-existing Hazardous Substances at or migrating from the Lands prior to or at the Commencement Date, the operations of the Landlord at the Lands or any act or omission of the Landlord, other tenants or occupants of premises at the Lands or any person for whom it is in law responsible.

The obligations of the Landlord under this Article shall survive the expiry or earlier termination of this Lease. The obligations of the Landlord under this Article are in addition to, and shall not limit, the obligations of the Landlord contained in other provisions of this Lease.

17.0        DAMAGE TO OR DESTRUCTION OF PREMISES

17.1 If the Premises are damaged by fire or other casualty or if the Building is so damaged thereby restricting the use of the Premises then the Rent will abate in whole or in part according to the portion of the Premises which is non-usable by the Tenant until such damage is repaired and the Tenant is able to operate its business therefrom.

17.2 Except as provided in Section 17.3 if the Premises is damaged by fire or other casualty, the damages to the Premises will be repaired by the Landlord at its expense except that repairs to alterations or improvements made by the Tenant will be performed by the Tenant at the expense of the Tenant (except if covered by the Landlord's insurance) and the Tenant will at its own expense make all repairs and replacements of property which the Tenant is entitled to remove pursuant to Section 13.3. All repairs which the Landlord is required to make hereunder will be made with due diligence provided that the Landlord will not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord on account of labour troubles or any other cause beyond the Landlord's control.

17.3 If the Premises are rendered untenantable by fire or other casualty or the Building is so damaged, that the Building or the Premises cannot be restored within six months of such damage, then in any of such events, the Landlord may elect not to restore the same, within 45 days after such fire or other casualty, by giving the Tenant a notice in writing of such decision. Within 30 days thereafter either the Landlord or Tenant may elect to terminate this Lease by notice in writing and the Tenant will forthwith vacate the Premises and surrender the same to the Landlord. If the Landlord does not give notice as aforesaid and the Premises or the Building, as the case may be, are not restored within six months from the time of the fire or other casualty causing the damage (subject to such time period being extended by the length of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord, on account of labour troubles or any other cause beyond the Landlord's control) the Tenant may at its option, to be exercised within 10 days of the expiry of said period of six months (or such later period as extended hereby) by notice in writing, terminate this Lease forthwith. Upon the termination of this Lease under the conditions provided in this clause the Tenant's liability for Rent will cease as of the day following the fire or casualty.

18.0        ACCESS TO DEMISED PREMISES

18.1 The Tenant will permit the Landlord to erect, build, use and maintain unexposed pipes, ducts and conduits in and through the Premises. The Landlord its servants and agents will have the right to enter the Premises at reasonable times upon 48 hours' written notice to examine the same and make such repairs, alterations, improvements or additions as the Landlord may deem necessary or desirable in the Premises or as the Landlord may be required to make by law or in order to repair and maintain the Building, and the Landlord will be allowed to take all material into the Premises that may be required therefor without the same constituting eviction of the Tenant in whole or in part and the Rent reserved will in no way abate while said repairs, alterations, improvements, or additions are being made by reason of interruption of the business of the Tenant provided the Tenant is not prevented from conducting business from the Premises for more than one day. The Landlord will exercise reasonable diligence as to minimize the disturbance or interruptions of the Tenant's operations.

18.2 During the three months prior to the expiration of the Term or any renewal term, the Landlord may exhibit the Premises during Normal Business Hours to prospective tenants upon a minimum of 48 hours notice to the Tenant and for such purposes the Landlord will have the right of entry to the Premises at any reasonable time and the Tenant at its option may have any servant or agent present at the time of such entry.

19.0        DEFAULT

19.1        The Tenant covenants with the Landlord that if:

      (a) the Tenant violates or neglects any material covenant, agreement or stipulation herein contained on its part to be kept, performed or observed and any such default on the part of the Tenant continues for 15 days after written notice thereof to the Tenant by the Landlord (provided that if such default cannot reasonably be remedied within 15 days, then the Tenant shall not be in default if the Tenant commences to remedy the default within such 15-day period and proceeds with all reasonable diligence);

      (b) any payments of Rent or any part thereof, are not paid within 10 days after written demand by the Landlord.

then and in any such case the Landlord in addition to any other remedy now or hereafter provided by law, may at its option cancel and terminate this Lease forthwith and may re-enter the Premises and remove all persons and property. The Landlord may use such force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry will not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violations by the Tenant of any covenant or agreement on its part to be performed.

19.2 If the Term or any renewal thereof or any of the goods or chattels of the Tenant are at any time seized or taken in execution or attachment by any creditor of the Tenant, or if the Landlord makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any bankruptcy or insolvency legislation, the then current month's Rent together with the Rent accruing for the next three months will immediately become due and payable, and the Term or any renewal thereof will at the option of the Landlord become forfeit and void. It shall be lawful for the Landlord at any time thereafter to re-enter into or upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, notwithstanding anything herein contained to the contrary and neither this Lease nor any interests therein nor any estate hereby created will pass or enure to the benefit of any trustee in bankruptcy or any receiver or assignee for the benefit of creditors or otherwise by operation of law.

20.0        DISTRESS

20.1 Whenever the Landlord is entitled to levy distress against the goods and chattels of the Tenant it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all action, proceedings, claims or demand whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

21.0        LANDLORD'S EXPENSES ENFORCING LEASE

21.1 If it is necessary for the Landlord to retain the services of a solicitor or any other proper person for the purpose of assisting the Landlord in enforcing any of its rights hereunder in the event of default on the part of the Tenant which is substantiated by a court of law, it is entitled to collect from the Tenant the cost of all such services including all necessary court proceedings at trial or on appeal on a solicitor and own client basis as if the same were Rent reserved and in arrears hereunder.

22.0        WAIVER

22.1 The failure of either party to insist upon strict performance of any covenant or condition contained in this Lease or to exercise any right or option hereunder will not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option.

22.2 The acceptance of any Rent from or the performance of any obligation hereunder by a person other than the Tenant will not be construed as an admission by the Landlord of any right, title or interest of such person as a sub-Tenant, assignee, transferee or otherwise in the place and stead of the Tenant.

22.3 The acceptance by the Landlord of part payment of any sums required to be paid hereunder will not constitute waiver or release of the right of the Landlord to payment in full of such sums.

23.0        HOLD OVER

23.1 If at the expiration of the Term the Tenant continues occupation with the consent of the Landlord, the tenancy of the Tenant thereafter will, in the absence of written agreement to the contrary, be from month-to-month only at a Rent per month equal to 110% of the monthly Rent payable for the year immediately proceeding such expiration, payable monthly in advance on the first on the first day of each lease month and will be subject to all other terms and conditions of this Lease.

24.0        INABILITY TO PERFORM / FORCE MAJEURE

24.1 The Landlord and the Tenant do not warrant that any obligation, service or facility provided or to be performed by it hereunder will be free from interruptions caused or required by strikes, riots, insurrections, labour controversies, force majeure, act of God or other cause or causes beyond the such party's reasonable care and control. No such interruptions will be deemed an eviction or disturbance of the Tenant's enjoyment of the Premises nor render the Landlord or the Tenant (as the case may be) liable in damages to the other nor relieve the parties from their obligations under this Lease provided that both parties will, without delay, take all reasonable steps to remove the cause of such interruption and minimize the delays.

24.2 All of the dates and payment obligations will be extended because of force majeure for the purposes hereof. Force majeure means any delays by the Landlord or the Tenant in completing any of the terms, obligations, or conditions contained in the Offer to Lease, which delay is directly or indirectly caused by labour strikes, power failures, restrictive government laws or regulations not in place at the time of signing the Offer to Lease, riots, insurrections, sabotage, war, rebellion or acts of God or other causes beyond the Landlord's or the Tenant's reasonable control. No such interruption shall render the Landlord or the Tenant liable in damages to the other, nor relieve either party from its obligations under this Lease, provided that both parties shall, without delay, take all reasonable and practical steps within its power to remove the cause of such interruption and minimize the delays. This clause does not excuse delays caused by normal weather patterns within the Vancouver area.

25.0        RULES AND REGULATIONS

25.1 The Tenant and its servants, employees and agents will observe faithfully and comply strictly with such rules and regulations as the Landlord may from time to time adopt, acting reasonably and provided at least 30 days' prior written notice of any such rules and regulations shall be given to the Tenant provided such rules and regulations are not inconsistent with the provisions of this Lease and are applied on a non-discriminatory basis. Nothing in this Lease contained will be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease against any other tenant of the Building, and the Landlord will not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

26.0        LANDLORD'S RIGHT TO PERFORM

26.1 If the Tenant fails to perform any of the covenants or obligations of the Tenant under or in respect of this Lease the Landlord may, upon giving a minimum of 7 days notice to the Tenant, perform or cause to be performed any of such covenants or obligations or any part thereof. For such purpose, the Landlord may do such things as may be requisite and may enter upon the Premises to do such things and all expenses incurred and expenditures made by or on behalf of the Landlord will be paid forthwith by the Tenant to the Landlord. If the Tenant fails to pay the same, the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears provided that if the Landlord commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Landlord will not be obliged to complete such performance of causing to be performed or be later obliged to act in like fashion.

27.0        REMEDIES CUMULATIVE

27.1 No remedy conferred upon or reserved to the Landlord herein by statute or otherwise is considered exclusive of any other remedy but the same is cumulative and is in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and often as may be expedient by the Landlord.

28.0        LANDLORD'S LIMIT OF LIABILITY

28.1 The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned is limited to mean the Landlord as herein before set out, while it retains its interest in the Land and Premises but upon a transfer of that interest, the Landlord is automatically relieved after the date of such transfer of all personal liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained (except to the extent incurred prior to such transfer), provided that this release from liability will become effective only if a transferee will expressly assume, subject to the limitations of this Section, all of the terms of this Lease to be performed on the part of the Landlord, it being intended hereby that the obligations contained in this Lease on the part of the Landlord is binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of their interest in the Land and Premises.

29.0        USE OF COMMON AREAS/PARKING/CHEMICAL STORAGE

29.1        On respect of the Common Areas and parking:

      (a) the Landlord grants to the Tenant for the Term as an appurtenant part of this Lease, for use by the Tenant and its agents, invitees, servants, employees, licensees and customers, in common with the Landlord and other tenants of the Building and their respective agents, invitees, servants, employees, licensees and customers, the non-exclusive right and licence to use the Common Areas of the Building and the Land (the "Development") for the purposes as provided herein and in accordance with good business practice, upon and subject to the covenants and conditions hereinafter expressed and in particular, without limiting the generality of the foregoing, such right, servitude, right-of-way and licence of use hereby granted to the Tenant shall include the right to use the Parking Areas (including the means of pedestrian and vehicular access and the entrances and exits to and from the Development included therein, but excluding those portions thereof which constitute any areas allocated to a tenant or licensee on a seasonal or temporary basis while used and occupied) for the purposes of pedestrian and vehicular access to and from the Development and the parking of vehicles in parking spaces provided therein;

      (b) the Tenant may rent at its option from time to time from the Landlord up to 2.25 parking stalls for each 1000 square feet of Rentable Area with the Tenant having all the 47 parking stalls in the Building and the balance being 70 regular sized surface stalls immediately adjacent to the Building at the following rates:

            (i)   $60 per month per stall for the surface stalls; and

            (ii)  $90 per month per stall for Building Parking Stalls.

            Landlord shall monitor and police the use of the parking stalls on the Lands. Parking rates shall be subject to applicable Provincial Sales and Federal Goods and Services Taxes. The Tenant shall be entitled to park motorcycles and store bicycles in designated areas at no charge. The parking stalls rented by the Tenant shall be designated.

29.2 In addition to the 2.25 stalls per 1,000 square feet, marked for the Tenant's exclusive use, three (3) ticketed or metered visitor parking stalls shall be made exclusively available to the Tenant's customers. At the Tenant's option, the Tenant may elect to pay $60 per month per stall for the 3 visitor parking stalls as an alternative to them being ticketed or metered.

29.3 The parties acknowledge that the Tenant shall not be using any portion of the Building's designated chemical storage room, and the Landlord confirms that the area of such chemical storage room shall not form a part of the Common Area of the Building, and the Tenant shall not be required to contribute in any way to any costs, charges or expenses in relation to such chemical storage area.

30.0        OPTION TO RENEW

30.1 If the Tenant is not then in material default of this Lease, the Landlord shall grant to the Tenant, upon six months' written notice prior to the expiration of the term, a renewal lease for a term of five years upon the same terms and conditions contained herein, save as to Basic Rent, free rent, Landlord's (Base Building) Work, Leasehold Improvement Allowance, and parking rates, and including an option to further renew this lease for a second term of five years. Basic Rent and Parking rates for each renewal term shall be agreed upon between the parties and shall be based on the fair market rental for premises of similar size, quality, leasehold improvements (except for those improvements paid for by the Tenant in addition to the Leasehold Improvement Allowance provide by the Landlord), and location at time of renewal. The Landlord and Tenant shall attempt to agree on the fair market rental for the renewal term during the six-month period immediately preceding the expiry of the Term or renewal term as the case may be. Failing agreement as to the rental rate by the date 30 days prior to expiry of the Term or renewal term, the rate shall be determined by a single arbitrator under the Commercial Arbitration Act of British Columbia.

31.0        RIGHT OF FIRST OPPORTUNITY

31.1 The Tenant shall have an ongoing first right of opportunity throughout the Term or any renewal terms to lease a portion or all of any space 10,000 square feet or larger that becomes available for lease within the project developed by the Landlord known as False Creek Research Park (the "Additional Space") on terms that the Landlord proposes to lease to the market. This right of first opportunity shall apply:

      (a)   to the Lands at all times during the Term or any renewal thereof;

      (b) to lands adjacent to the Lands so long as the landlord of the Lands and the adjacent lands is the same or is an affiliate; and

      (c) to the adjacent lands so long as the landlord of the adjacent lands is Discovery Parks Incorporated or an affiliate (irrespective of who is the requested owner of the Lands at that time).

The Landlord's notice of proposed terms shall set out Basic Rent per square foot, term, inducements and other applicable provisions. If either Basic Rent is reduced or inducements are increased from the previous notice, the Tenant shall receive renewed notice and first opportunity to lease the then available Additional Space at the revised terms. The Landlord shall notify the tenant when space becomes available or when there is a change in the terms from the previous notice to the Tenant by the Landlord. The Tenant shall have 10 business days to provide written notice of its acceptance of the rent, term, inducements, set out in the Landlord's notice and indicating which portion (and the approximate area in square feet which may be less than 10,000 square feet, and the required configuration) of the Additional Space in respect of which the Tenant is then exercising its first right of opportunity. The Tenant acknowledges that if it elects to take less than all of the Additional Space offered, the Additional Space shall be demised in a way acceptable to the Landlord and Tenant, acting reasonably, such that the remainder of the Additional Space is commercially leaseable as a typical multi-tenant floor. If the Tenant does not provide written notice to the Landlord of its intention to lease such space within the 10 day period, the Landlord shall be free to lease within 120 days of notice from the Landlord to the Tenant that portion of the Additional Space to any third party at terms no more favorable to the proposed tenant than those outlined in said notice to Tenant. If a period of 120 days has passed between the date that the Landlord provided said written notice to the Tenant of such Additional Space the Landlord shall be required to continue to provide renewed notice to the Tenant for its right of first opportunity to lease so that not more than 120 days passes between the Tenant obtaining said written notice and waiving its right of opportunity and the Landlord agreeing to lease said portion of the Additional Space to a third party.

32.0        WHOLE OF AGREEMENT

32.1 The Tenant agrees that the Premises are leased by the Tenant without any representations or warranties other than as contained in this Lease and Offer to Lease and that no representative or agent of the Landlord is or is authorized or permitted to make any representations with reference hereto or to vary or modify this Lease in any way, except in writing under seal, and that this Lease and the Offer to Lease contain all of the agreements and conditions made between the parties hereto.

33.0        NOTICES AND REGISTRATION

33.1 Any notice required or contemplated by any provision of this Lease or which the Landlord or Tenant may desire to give to the other is sufficiently given by personal delivery or by registered letter, postage prepaid and mailed in one of the Canada Post Offices in the City of Vancouver, British Columbia, and addressed to the party to whom such notice is to be given at the address of such party as given in this Lease or at such other address as either party may notify the other of in writing during the Term, if to the Tenant, addressed to the Premises and any such notice is effective as of the day of such personal delivery or as of the day four days following the date of such posting as the case may be.

33.2 If the Tenant wishes to register this Lease in the appropriate Land Title Office, the Tenant may do so at the Tenant's sole cost.

34.0        INTERPRETATION

34.1        This Indenture is construed in accordance with laws of British
Columbia.

34.2 Where required the singular number is deemed to include the plural and the neuter gender the masculine or feminine and the captions herein are for convenience only and will not constitute a part of this Lease.

34.3 The definition of any words used in any Section of this lease will apply to such words when used in any other Section hereof whenever the context is consistent.

34.4 In case of more than one Tenant, the said grants, covenants, conditions, provisos, agreements, rights, powers, privilege and liabilities is construed and held to be several as well as joint.

34.5 THIS INDENTURE will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

35.0        ADDITIONAL PROVISIONS

35.1 Except as otherwise specifically provided, whenever any consent, approval, designation, requirement, opinion, judgment or discretion is required of either the Landlord or the Tenant under the terms of this Lease, the same shall be granted, determined, required or exercised reasonably and without delay.

35.2 Prior to entering into a binding agreement to lease or lease with a third party for any premises in the Building, the Landlord shall advise the Tenant in writing of the identity of the intended Tenant, the proposed use and the location of the premises to be leased to such intended tenant. The Landlord shall make reasonable efforts to ensure that the Building is only leased for office and wet lab uses and that tenant's uses do not materially impact in a negative way on the physical, chemical or biological environment of the Premises, interfere with any of the building services being provided to the Premises, or have an adverse effect on the reputation of the Building or the reputation of the Tenant (considering especially that the name of the Building is associated with the Tenant). Notwithstanding the foregoing, the Landlord shall not permit any portion of the Building to be used as a vivarium or other facility that uses live animals in their procedures or processes without the Tenant's express written consent, which consent may be arbitrarily or unreasonably withheld.

            IN WITNESS WHEREOF each of the parties hereto has affixed its hand or corporate seal to these presents on the day and year first above written.

            THIS LEASE is not valid unless countersigned by the Landlord.

THE COMMON SEAL of DISCOVERY
PARKS INCORPORATED was hereunto
affixed in the presence of:

                                                          C/S
/s/ Illenaa Buckley
-------------------------------
Authorized Signatory


/s/ Marina Reyes
-------------------------------
Authorized Signatory

THE COMMON SEAL of ANGIOTECH
PHARMACEUTICALS, INC. was hereunto
affixed in the presence of:
                                                          C/S

/s/ William L. Hunter
-------------------------------
Authorized Signatory


-------------------------------
Authorized Signatory

                                  SCHEDULE "A"

                                   DEFINITIONS

In this Lease, unless otherwise stated, the following terms will have the following meanings:

            "Additional Rent" means the amounts payable by the Tenant to the Landlord as described in Section 6.1 hereof and includes, without limitation, Operating Expenses and Taxes;

            "Audit" means a review by the Tenant's Consultant of the Tenant's practices with respect to Hazardous Substances for the prior year to ensure that all applicable Tenant Protocols have been followed, and which will itemize any incidents where a Tenant Protocol has not been followed and set out remedial measures to be taken by the Tenant in the upcoming year to avoid further breaches of the Tenant Protocol;

            "Authority" means any government agency, body, corporation, organization, department or authority responsible for administering or enforcing any Law;

            "Basic Rent" means the annual rent described in Section 4.0 hereof;

            "BOMA Standard" for measuring floor area in multi-tenant office buildings adopted in 1989 by the Building Owners and Managers' Association;

            "Building" means the building being constructed by the Landlord at 1618 Station Street, Vancouver, B.C., and in which the Premises are situated and expressly excludes the Phase 2 Building;

            "Building Parking Stalls" means the parking stalls shown on Schedule "D"

            "Building Rentable Area" means the total of all Rentable Areas in the Building measured in accordance with BOMA Standards;

            "Business Days" means the Monday to Saturday inclusive in each week, save and except any such day that be declared, by lawful authority, a holiday;

            "Commencement Date" means the later of (i) June 1, 2002; and (ii) the first day of the calendar month following the date that is 30 days after the Landlord's (Base Building) Work and Tenant's Work have been Completed for Occupancy;

            "Common Areas" means all lands, improvements, facilities, amenities, utilities, installations, and equipment forming part of or being for the use of the Building other than forming a part of a Rentable Area;

            "Completed for Occupancy" and "Completion for Occupancy" shall be determined by the Tenant's architect in accordance with the definition contained in Section 31 of the Offer to Lease.

            "Environment" has the meaning given to it in the Canadian Environment Protection Act (Canada) from time to time;

            "Existing Pollution" means Pollution of the Land or Building which has not been caused by the Tenant;

            "GST" means goods and services taxes exigible under the Excise Tax Act;

            "Hazardous Substances" means any hazardous material or matter, whether in liquid, solid, or gas or other form, that is prohibited, regulated, controlled or licensed by any Laws;

            "Land" means that certain parcel or tract of land situate in Burnaby and more particularly known as a portion of:

                  PID: 025-009-702;
                  LOT C OF LOT H, DISTRICT LOT 2037, GROUP 1, NWD, PLAN LMP49701

            "Landlord's Architect" means Chernoff Thompson Architects or such other architect designated in writing by the Landlord;

            "Landlord's (Base Building) Work" means the work to be attended to by the Landlord for completion of the building of which the Premises form a part in accordance with the specifications in Clause 11 of the Offer to Lease, and in accordance with the plans and specifications agreed to by the parties pursuant to Section 26(a) of the Offer to Lease and pursuant to Section 12.2 hereof;

            "Law" means any Federal, Provincial, Municipal, and other governmental laws and regulations relating to protection of the Environment or its Pollution including, without limitation, the Canadian Environmental Protection Act (Canada) and the Waste Management Act (British Columbia) and the regulations made under them and includes any amendment, revision, re-enactment or replacement of any such Law, regulation, or by-law;

            "Leasehold Improvement Allowance" means the amount set forth in
            Section 9.1 and in the Offer to Lease to be paid by the Landlord on account of the costs incurred in completing the Tenant's Work;

            "Normal Business Hours" means the hours on Business Days from 7:30 a.m. to 6:00 p.m. from Monday to Friday inclusive and such other hours as the Landlord may reasonably determine from time to time;

            "Offer to Lease" means the offer to lease dated June 6, 2001 as amended June 25, 2001 made by the Tenant and accepted by the Landlord a true copy of which is attached hereto as Schedule "B";

            "Operating Expenses" means, without duplication, all expenses chargeable against income in connection with the operation, maintenance and repair of the Building, including all Common Area, amenity areas, the parking areas, and the Land and, without restricting the generality of the foregoing, includes;

            (i) expenses incurred in cleaning, heating, and ventilating the Building and providing all utilities including water, natural gas, electrical service, and sanitary and storm sewer services;

            (ii) expenses incurred in cleaning and maintenance, including waste collection and disposal, recycling programs and snow removal;

            (iii) costs of cleaning and maintaining the sidewalks, roads, street lights, paving, and landscaping on the Land;

            (iv) special taxes and licenses (other than the Taxes or Tenant's Taxes or taxes on income or profits) required for the Building and the Lands;

            (v) salaries and wages (including employees' benefits, worker's compensation and other items of a similar nature) and the cost of service contracts incurred in the cleaning, maintenance, repair of the Building and the Land and payments made for security services, but specifically excluding such costs incurred for administration, property management, asset management and similar services;

            (vi)        the cost of building and cleaning supplies;

            (vii) the cost of painting and refurbishing interior areas, not normally rented to tenants and costs of painting and otherwise maintaining and repairing the outside of the Building and of operating, maintaining, and repairing the parking areas;

            (viii) the costs of rental equipment, signs, building supplies, materials and tools;

            (ix) an allowance for administration and overhead expenses of the Landlord not to exceed $0.75 per annum per square foot of Rentable Area of the Premises for the first calendar year of the Term and thereafter such maximum cap to be increased annually by the rate of inflation as defined by the Consumer Price Index for British Columbia for the first calendar year of the Term;

            (x) the Landlord's costs of obtaining and maintaining all property insurance including but not limited to liability, fire and other casualties in respect of the Land and Building;

            (xi) audit, accounting, and other professional and consulting fees and disbursements incurred in determining the costs comprising a portion of Operating Expenses;

            provided always that Operating Expenses shall not include leasing commissions, corporation capital tax or other capital taxes, depreciation, cost of structural repairs to the Building, interest on debt, or capital retirement of debt or any amounts directly chargeable by the Landlord to any tenant or tenants as otherwise provided in this Lease;

            For greater certainty the Operating Expenses shall not include the following:

            (a) costs of alterations or improvements to the Premises (unless requested in writing by the Tenant) or to the premises of other tenants;

            (b) costs of correcting structural defects or inadequacy of the initial design or construction of the Building and costs due to the Landlord's violation of any law, regulation or requirement of any governmental authority having jurisdiction;

            (c) expenses directly resulting from the negligence of the Landlord, its agents, servants or employees, or others for whom it is in law responsible;

            (d) legal fees, space planners', real estate brokers' leasing commission, take-over costs, advertising expenses and all other leasing expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

            (e) any bad debt loss, rent loss or reserves for bad debts or rent loss;

            (f) the expense of services (other than standard services provided to all tenants in the Building) provided to other tenants of the Building which are not provided to the Tenant;

            (g) costs associated with the operation of the business of the entity which constitutes the Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue) costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, costs of any disputes between the Landlord and its employees (if any) not engaged in the operation of the Building, disputes of the Landlord with the management of the Building, or fees or costs paid in connection with disputes with other tenants;

            (h) the wages of any employee of the Landlord who does not devote substantially all of his/her time to the Building;

            (i) fines, penalties and interest not arising as a result of any act or omission of the Tenant;

            (j) any damage or loss resulting from any casualty normally insured against by owners of a first class buildings except to the extent of customary deductibles;

            (k) costs related directly or indirectly to compliance by other tenants, with environmental laws, regulations or ordinances of any governmental authority having jurisdiction with respect to this Lease;

            (l) costs relating directly or indirectly to upgrading requests or orders of any government having jurisdiction with respect to the Lease (unless such cost so required is a result of any activity of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant);

            (m) Corporation Capital Tax and Large Corporation Tax payable by the Landlord;

            (n) alterations, additions, repairs and replacements of a capital nature determined in accordance with generally accepted accounting practices; and

            (o) any Operating Expenses relating the Phase 2 Building or the parties of the lands and improvements on which the Phase 2 Building is constructed.

            "Phase 2 Building" means the second building proposed to be constructed on the Lands by the Landlord of similar size, design and purpose and includes that portion of the lands on which the second building and associated parking, landscaping and other surface improvements are constructed;

            "Premises" means that portion of the Building described in Section
            1.0 and shown and described in Schedule "C";

            "Pollute" is a verb which means to Release into or unto the Environment of any Hazardous Substance that:

            (i) alters the physical, biological, or chemical nature of that Environment in excess of applicable environmental laws;

            (ii) alters the capacity in excess of that permitted by environmental laws of the Environment to support any living thing whether animal or plant life;

            (iii) injures or is capable of injuring the health or safety of a person in or near the Environment;

            (iv) injures or is capable or injuring property or any life form in or near the Environment;

            (v) interferes with or is capable of interfering with visibility or the dispersion of light or any photochemical activity within the Environment;

            (vi) interferes with or is capable of interfering with normal conduct of business in, on near or from the Environment;

            (vii) causes or is capable of causing physical discomfort to a person in, on or near the Environment in excess of that permitted by environmental laws;

            (viii) damages or is capable of damaging the Environment in excess of that permitted by environmental laws; or

            (ix)        is Special Waste,

           and such Release is prohibited under any Law, or regulated, controlled or licensed under any Law if such Release exceeds the acceptable standard prescribed by such Law and "Polluted" is an adjective and "Pollution" and "Pollutant" are nouns which have meanings that correspond to the meaning contained in this clause. "Proportionate Share" means the ratio which the Rentable Area of the Premises bears to the Building Rentable Area;

           "Pro Rata Portion" as applied to any amount means the proportionate share for the time for which the calculation is made as a fraction of whole of the period contemplated in the Lease;

           "Release" includes release, spill, leak, pump, pour, dump, abandon, emit, empty, discharge, spray, inoculate, deposit, seep, throw, place, exhaust, inject, escape, leach, dispose, infuse or introduce other than in accordance with the applicable Tenant Protocol;

           "Rent" means the Basic Rent, Additional Rent and all other sums payable to the Landlord hereunder;

            "Rentable Area" has the meaning ascribed to it in the 1989 BOMA Standard modified to include a portion of the ground floor entrance lobby and chemical storage room in the Building equal to the proportion that the Tenant's Rentable Area bears to the Rentable Area of the Building;

            "Taxes" mean all taxes, rates and assessments, whether general or special, levied or assessed by the municipal authority for such purposes payable by the Landlord in respect of the Building and the Land and include any other taxes, rates and assessments payable by the Landlord which are imposed in substitution of the foregoing taxes, rates and assessments as finally determined for each calendar year as a result of assessment, appeal or judicial review and include any reasonable legal fees or appraiser's fees incurred by the Landlord in respect of such final determination. Notwithstanding the foregoing, Taxes shall not include:

            (a) any inheritance, estate, succession, transfer, gift, franchise, or capital provincial or federal tax;

            (b) any income tax arising out of or related to ownership or operation of income producing real estate;

            (c) any excise tax imposed upon the Landlord based upon gross or net rentals or other income received by it;

            (d) penalties related to the late payment of property taxes except when incurred when contesting such taxes in good faith; or

            (e) any portion of the taxes attributable to the Phase 2 Building or that portion of the Lands on which the Phase 2 Building and associated landscaping parking and other surface improvements are constructed provided that any portion of taxes relating to common areas serving both buildings shall be pro-rated between the buildings in proportion to the Rentable Areas of both buildings.

            "Tenant's Architect" means Chernoff Thompson Architects or such other architects designated in writing by the Tenant;

            "Tenant's Consultant" means any qualified environmental consultant designated in writing by the Tenant acceptable to the Landlord, acting reasonably;

            "Tenant's Environmental Management Plan" means a written plan prepared by the Tenant's Consultant addressing how the Tenant shall manage any environmental risks including any Hazardous Substances involved in its business in the Premises during the Term;

            "Tenant's Protocol" means, with respect to a Hazardous Substance, a written procedure prepared by the Tenant's Consultant in accordance with the Tenant's Environmental Management Plan detailing how the Hazardous Substance will be transported, received, handled, stored, used and disposed of, including procedures to be followed if there is a Release of Hazardous Substance other than in accordance with the Tenant Protocol;

            "Tenant's Taxes" means all taxes, licenses, rates, duties and assessment imposed or levied by lawful authority covering any period during the Term and relating to or in respect of the business or profession of the Tenant or relating to or in respect of improvements, fixtures, machinery or chattels or equipment brought onto the Premises by the Tenant or being the property of the Tenant or relating to or in respect of improvements to the Premises built, made or installed by the Tenant or at the Tenant's request, or being any special or additional taxes, licenses, rates, duties and assessments which the Tenant or any sub-Tenant or licensee of the Tenant shall elect or cause to have the Premises or any part thereof assessed or charged with, whether any such taxes, licenses, rates, duties and assessments are payable in law by the Tenant or by the Landlord and whether such taxes, licenses, rates, duties and assessments are included by the taxing authority in the taxes, licenses, rates, duties and assessments or levied on or with respect to the Building;

            "Tenant's Work" means the Tenant's Leasehold Improvements as described in the Offer to Lease; and

            "Term" means the term of this Lease described in Section 3.0 and any renewals thereof.

                                  SCHEDULE "B"

                                 OFFER TO LEASE

                                  SCHEDULE "C"

                                    PREMISES

                                  SCHEDULE "D"

                             BUILDING PARKING STALLS

                                  SCHEDULE "E"

                         LANDLORD'S (BASE BUILDING) WORK